Exhibit 4.1

Manufactured Housing Properties Inc.

SUBSCRIPTION AGREEMENT

Manufactured Housing Properties Inc. (“we,” “our,” “us,” or the “Company”) is offering a maximum of 50,000 shares of Series C Cumulative Redeemable Preferred Stock, at an offering price of $1,000 per share, for a maximum offering amount of $50,000,000, pursuant to the offering circular dated _________, 2021 (as may be amended or supplemented, the “Offering Circular”). The minimum initial investment is at least $10,000 and any additional purchases must be investments of at least $5,000.

The Company expects to conduct closings on a monthly basis until the termination of the offering. For all closings, subscription funds will be deposited into an escrow account. Once a subscription has been submitted and accepted by the Company, an investor will not have the right to request the return of its subscription payment prior to the next closing date. If subscriptions are received on or before a closing date and accepted by the Company prior to such closing, any such subscriptions will be closed on that closing date. If subscriptions are received on or before a closing date but not accepted by the Company prior to such closing, any such subscriptions will be closed on the next closing date. On each closing date, offering proceeds for that closing will be disbursed to us and the shares will be issued to the subscriber.

Your broker-dealer or registered investment advisor should mail properly completed and executed documents to our address below. Payment for the shares subscribed for in this subscription agreement may be made by mailing a check or with a wire using the instructions set forth below:

MAILING ADDRESS	WIRE INSTRUCTIONS

Manufactured Housing Properties Inc.	Bank: Wilmington Trust Company
136 Main Street	ABA No: 031100092
500 Park Avenue	Acct No:
Pineville, NC 28134	Acct Name:
Attention: Chief Financial Officer	Reference: [Investor Name]
Phone: (980) 273-1702	Address: 166 Mercer Street, Suite 2R, New York, NY 10012

Make checks payable to “WILMINGTON TRUST, N.A. as Escrow Agent for Manufactured Housing Escrow”

(Please include name, phone and email address in case of questions)

Subscription Agreement

1.	Investment Information; Subscription

The undersigned investor hereby irrevocably subscribes for and agrees to purchase a number of shares of Series C Cumulative Redeemable Preferred Stock that is equal to the Amount of Subscription set forth below divided by a purchase price per share of $1,000 upon the terms and conditions set forth herein.

Amount of Subscription:	$

Investment Type:	☐	Initial Investment (minimum initial investment of $10,000 up to any multiple of $5,000)
	☐	Additional Investment (minimum of $5,000 up to any multiple of $5,000)

2.	Investment Type (check only one)

Non-Custodial Ownership

☐ Individual

☐ Joint Tenants with Rights of Survivorship(1)

☐ Community Property(1)

☐ Tenants in Common(1)

☐ Trust

☐ Corporation

☐ Partnership

☐ Limited Liability Company

☐ Qualified Pension or Profit Sharing Plan

☐ Uniform Gift to Minors Act (State of _____________________)

☐ Uniform Transfer to Minors Act (State of _____________________)

☐ Other (Specify) — ___________________________________________

Custodial Ownership

☐ Traditional IRA(2)

☐ Roth IRA(2)

☐ Simplified Employee Pension/Trust (SEP) (2)

☐ KEOGH Plan(2)

☐ Other (Specify) — ___________________________________________(2)

(1) All parties must sign

(2) Owner and custodian signatures required

Custodian Information (to be completed by custodian)

Name of Custodian: ________________________________________________________________________________

Address: _________________________________________________________________________________________

Phone: ___________________________________________________________________________________________

Custodian Tax ID #: ________________________________________________________________________________

Custodian Account #: _______________________________________________________________________________

Subscription Agreement

3.	Investor Information

Individual/Joint Owners/IRA Accounts

Exact name(s) to whom shares are to be registered:

Full Name (if different from above): _____________________________________________________________________

Address: ___________________________________________________________________________________________

Phone: _____________________________________________________________________________________________

Email: _____________________________________________________________________________________________

Date of Birth: _______________________________________________________________________________________

Social Security No:

Full Name (joint owner if applicable): ____________________________________________________________________

Address: ___________________________________________________________________________________________

Phone: _____________________________________________________________________________________________

Email: _____________________________________________________________________________________________

Date of Birth: _______________________________________________________________________________________

Social Security No:

Trusts

Name of Trust: ______________________________________________________________________________________

Address: ___________________________________________________________________________________________

Phone: _____________________________________________________________________________________________

Email: _____________________________________________________________________________________________

Name(s) of Trustee(s): ________________________________________________________________________________

Name(s) of Beneficial Owner(s): ________________________________________________________________________

Tax ID: ____________________________________________________________________________________________

Corporation/Partnership/Other

Name of Entity: _____________________________________________________________________________________

Address: ___________________________________________________________________________________________

Phone: ____________________________________________________________________________________________

Email: ____________________________________________________________________________________________

Name(s) of Authorized Signatories: _____________________________________________________________________

Tax ID: ___________________________________________________________________________________________

Please check one of the following options for delivery of investor information:

☐	By checking this box, the Company will send certain investor communications to you in electronic form to the e-mail address provided in this section. Investor communications that may be delivered electronically include account statements, tax forms, annual reports, proxy statements and other communications. By electing electronic delivery, you: (i) agree that you have the appropriate hardware and software to receive e-mail notifications and view PDF documents; (ii) understand that you may incur certain costs associated with downloading and printing investor documents; and (iii) understand that electronic delivery also involves risks related to system or network outages that could impair your timely receipt of or access to your documents. The Company may choose to send one or more items to you in paper form despite your consent to electronic delivery. You may also request a paper copy of any particular investor document. Your consent will be effective until you revoke it in writing to the Company.

☐	By checking this box, the Company will send all investor communications to you in paper form.

Subscription Agreement

4.	Distribution Options

I hereby authorize the Company or its agent to initiate entries into the account listed below or to send funds directly to the financial institution/individual(s) listed below. This authorization will remain in effect until you notify the Company or its agent in writing to cancel it with time to afford a reasonable opportunity to act on it. This authorization relates solely to this investment. Please select one of the options below:

☐ I choose to have my distributions to be directly deposited into my bank account listed below. [Attach voided check and complete information below]	☐ I choose to have checks sent to the person(s) or financial institution listed below. [Distributions for custodial accounts will be sent to the custodian of record]	☐ I choose to have checks sent to the individual(s) listed in Section 3.

Bank, Brokerage Firm or Person: ________________________________________________________________________

Mailing Address: ____________________________________________________________________________________

ABA Routing No: ____________________________________________________________________________________

Account No: ________________________________________________________________________________________

Name on Account or FBO: _____________________________________________________________________________

Account Type:   ☐ Checking    ☐ Savings    ☐ Brokerage

The deposit services above cannot be established without a pre-printed, voided check. For Electronic Funds Transfers, the signatures of the bank account owner(s) must appear exactly as they appear on the bank registration. If the registration at the bank differs from that on this subscription agreement, all parties must sign below.

Signature of Individual/Trustee/Beneficial Owner	Date

Printed Name

Signature of Joint Owner/Co-trustee	Date

Printed Name

Subscription Agreement

5.	Investor Eligibility Certifications

I understand that to purchase the shares, I must either be an “accredited investor” as such term is defined in Rule 501 of Regulation D, or I must limit my investment to a maximum of: (i) 10% of my net worth or annual income, whichever is greater, if I am a natural person; or (ii) 10% of my revenues or net assets, whichever is greater, for my most recently completed fiscal year, if I am a non-natural person.

I understand that if I am a natural person I should determine my net worth for purposes of these representations by calculating the difference between my total assets and total liabilities. I understand this calculation must exclude the value of my primary residence and may exclude any indebtedness secured by my primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the shares.

I hereby represent and warrant that I meet the qualifications to purchase the shares because (please mark one):

☐	I am a natural person, and the aggregate purchase price for the shares I am purchasing in the offering does not exceed 10% of my net worth or annual income, whichever is greater.

☐	I am a non-natural person, and the aggregate purchase price for the shares I am purchasing in the offering does not exceed 10% of my revenues or net assets, whichever is greater, for my most recently completed fiscal year.

☐	I am an accredited investor.

If you marked that you are an accredited investor, please complete Addendum A attached hereto and return it with this subscription agreement. If Addendum A is not received with this subscription agreement, your subscription will not be accepted.

6.	Investor Acknowledgements and Representations

(a)	I understand that the Company reserves the right to, in its sole discretion, accept or reject this subscription, in whole or in part, for any reason whatsoever, and to the extent not accepted, unused funds transmitted herewith shall be returned to the undersigned in full.

(b)	I have received the Offering Circular.

(c)	I am purchasing the shares for my own account.

(d)	I agree that my rights and responsibilities relative to my ownership of the shares subscribed for in the offering shall be governed by (i) the amended and restated articles of incorporation and the amended and restated bylaws of the Company, which are filed as exhibits to the offering statement of which the Offering Circular forms a part; and (ii) the Certificate of Designation of Series C Cumulative Redeemable Preferred Stock, the form of which is filed as an exhibit to the offering statement of which the Offering Circular forms a part.

(e)	I hereby represent and warrant that I am not, and am not acting as an agent, representative, intermediary or nominee for any person identified on the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, I have complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56; and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.

By making the foregoing representations you have not waived any right of action you may have under federal or state securities law. Any such waiver would be unenforceable. The Company will assert your representations as a defense in any subsequent litigation where such assertion would be relevant. This subscription agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Nevada without giving effect to the principles of conflict of laws.

Subscription Agreement

7.	Signatures

If I am submitting this subscription agreement electronically, then I agree to the following with regard to digital signatures. Digital (“electronic”) signatures, often referred to as an “e-signature”, enable paperless contracts and help speed up business transactions. The 2001 E-Sign Act was meant to ease the adoption of electronic signatures. You and the Company each hereby consents and agrees that electronically signing this subscription agreement constitutes your signature, acceptance and agreement as if actually signed by you in writing. Further, all parties agree that no certification authority or other third-party verification is necessary to validate any electronic signature; and that the lack of such certification or third-party verification will not in any way affect the enforceability of your signature or resulting contract between you and the Company. You understand and agree that your e-signature executed in conjunction with the electronic submission of this subscription agreement shall be legally binding and such transaction shall be considered authorized by you. You agree your electronic signature is the legal equivalent of your manual signature on this subscription agreement. You consent to be legally bound by this subscription agreement’s terms and conditions.

Your Consent is Hereby Given: By signing this subscription agreement electronically, you are explicitly agreeing to receive documents electronically including your copy of this signed subscription agreement as well as ongoing disclosures, communications and notices.

BY ELECTRONICALLY SIGNING THIS SUBSCRIPTION AGREEMENT OR BY MANUALLY SIGNING THIS SUBSCRIPTION AGREEMENT, I CERTIFY THAT I HAVE THE AUTHORITY TO ENTER INTO THIS SUBSCRIPTION AGREEMENT ON BEHALF OF THE PERSON(S) OR ENTITY FOR WHOSE ACCOUNT THIS SUBSCRIPTION IS PLACED.

INVESTOR SIGNATURE:

Signature (Investor or Authorized Signatory)	Joint Owner Signature (if applicable)

Printed Name	Printed Name of Joint Owner (if applicable)

Title (if applicable)	Title (if applicable)

Date	Date

CUSTODIAL APPROVAL:

By executing this subscription agreement, Custodian certifies to the Company that the shares purchased pursuant to this subscription agreement are held for the benefit of the investor named in Section 3 of this subscription agreement (the “Beneficial Owner”) and agrees to notify the Company promptly, but in any event within 30 days, of any changes in the name of the Beneficial Owner or the number of shares held by the Custodian for the benefit of the Beneficial Owner.

Signature (Custodian’s Authorized Signatory)

Printed Name

Title

SUBSCRIPTION ACCEPTED:

Manufactured Housing Properties Inc.

By:
Name:
Title:

Date

Subscription Agreement

Addendum A

If you marked that you are an accredited investor as that term is defined in Rule 501 of Regulation D of the Securities Act of 1933, as amended (the “Act”), please complete this Addendum A.

If a natural person, I hereby represent and warrant that (mark all that apply):

☐	(1)	I had individual income in excess of $200,000 in each of the two most recent years or joint income with my or spousal equivalent in excess of $300,000 in each of those years and have a reasonable expectation of reaching the same income level in the current year

☐	(2)	My individual net worth, or joint net worth with my spouse or spousal equivalent, exceeds $1,000,000. For purposes of calculating net worth under this paragraph my primary residence is not included as an asset; indebtedness that is secured by my primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, is not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess is included as a liability); and indebtedness that is secured by my primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities is included as a liability

☐	(3)	I am a director or executive officer of the Company

☐	(4)	I hold one of the following licenses in good standing: General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65).

If other than a natural person, I represent and warrant that (mark all that apply):

☐	(1)	All of the beneficial equity owners of the investor qualify as accredited individual investors under items 1 or 2 above

☐	(2)	The investor is a bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity

☐	(3)	The investor is a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, as amended

☐	(4)	The investor is an investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state

☐	(5)	The investor is an investment adviser relying on the exemption from registering with the Securities and Exchange Commission under section 203(l) or (m) of the Investment Advisers Act of 1940

☐	(6)	The investor is an insurance company as defined in section 2(a)(13) of the Act

☐	(7)	The investor is an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act

☐	(8)	The investor is a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958

☐	(9)	The investor is a Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act

Subscription Agreement

☐	(10)	The investor is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000

☐	(11)	The investor is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 and (i) the investment decision is made by a plan fiduciary, as defined therein, in Section 3(21), which is either a bank, savings and loan association, insurance company, or registered investment adviser; (ii) the employee benefit plan has total assets in excess of $5,000,000; or (iii) the plan is a self-directed plan with investment decisions made solely by persons who are “accredited investors” as defined therein

☐	(12)	The investor is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940

☐	(13)	The investor has total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring the securities offered and is one or more of the following: (i) an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended; (ii) a corporation; (iii) a Massachusetts or similar business trust; (iv) a partnership; or (v) a limited liability company

☐	(14)	The investor is a trust with total assets exceeding $5,000,000, which was not formed for the specific purpose of acquiring the securities offered and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the investment in the securities offered

☐	(15)	The investor is an entity, of a type not listed in paragraphs (1) to (14), not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000

☐	(16)	The investor is a “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1): (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment

☐	(17)	The investor is a “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1)), of a family office meeting the requirements in paragraph (16) above and whose prospective investment in the issuer is directed by such family office pursuant to paragraph (16)(iii) above

Subscription Agreement